UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 13, 2018

Chicken Soup for the Soul Entertainment Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38125	81- 2560811
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

132 E. Putnam Avenue, Floor 2W, Cos Cob, CT	06807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 861-4000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Holdco under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On June 13, 2018, Chicken Soup for the Soul Entertainment Inc. (the “Company”) held its 2018 annual meeting of stockholders (the “Annual Meeting”). The proposals considered by the Company’s stockholders at the Annual Meeting and a final tabulation of votes cast for and against each proposal, as well as the number of abstentions and broker non-votes with respect to each proposal, are set forth below:

1.	A proposal to elect seven members of the Company’s board of directors to serve until the next annual meeting and until their respective successors are duly elected and qualified.

Director	For	Withheld	Broker Non-Vote
William J. Rouhana, Jr.	79,410,036	25,922	595,781
Scott W. Seaton	79,410,036	25,922	595,781
Amy L. Newmark	79,410,038	25,920	595,781
Peter J. Dekom	79,409,986	25,972	595,781
Fred M. Cohen	79,409,986	25,972	595,781
Christina Weiss Lurie	79,409,988	25,970	595,781
Diana Wilkin	79,409,905	26,053	595,781

2.	A proposal to approve an amendment to the Company’s 2017 Equity Incentive Plan to increase the total number of shares available under the Incentive Plan by an additional 250,000 shares, from 1,000,000 shares to 1,250,000 shares.

For	Against	Abstain	Broker Non-Vote
79,233,149	188,490	14,319	595,781

3.	A proposal to ratify the appointment of Rosenfield & Company, PLLC as the Company’s independent registered certified public accounting firm for the year ending December 31, 2018.

For	Against	Abstain
80,015,309	9,243	7,187

Based on the results set forth above, the Company’s stockholders elected Messrs. Rouhana, Seaton, Dekom and Cohen and Mses. Newmark, Weiss Lurie and Wilkin as directors, approved the amendment to the Company’s 2017 Equity Incentive Plan and ratified the appointment of Rosenfield & Company, PLLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 13, 2018	CHICKEN SOUP FOR THE SOUL
ENTERTAINMENT INC.

	By:	/s/ William J. Rouhana, Jr.
		Name:	William J. Rouhana, Jr.
		Title:	Chief Executive Officer